Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 and related Prospectus of Vuzix Corporation (the “Company”) of our report dated March 1, 2023, relating to the consolidated financial statements, the financial statement schedules and the effectiveness of internal control over financial reporting of Vuzix Corporation appearing in the Annual Report in Form 10-K of Vuzix Corporation for the year ended December 31, 2022.

We also consent to the reference to our firm under the caption “Experts.”

/s/ Freed Maxick CPAs, P.C.

Buffalo, New York

February 9, 2024